QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 18, 2004

REGISTRATION NO. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	06-1047163 (I.R.S. Employer Identification Number)
Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142 (Address of Principal Executive Offices)

GENZYME CORPORATION 2004 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

PETER WIRTH
Genzyme Corporation
Genzyme Center
500 Kendall Street
Cambridge, Massachusetts 02142
(617) 252-7500
(Name, Address and Telephone Number of Agent for Service)

with copies to:
 PAUL KINSELLA
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Genzyme Common Stock, $0.01 par value(1)	6,800,000 shares(2)	$41.34(3)	$281,112,000	$35,616.89

(1)
Includes associated purchase rights which currently are evidenced by certificates for shares of Genzyme common stock.

(2)
Plus, pursuant to Rule 416(a) under the Securities Act, such additional number of shares of Genzyme Common Stock as may be issued upon a stock split, stock dividend, or similar transaction.

(3)
Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Genzyme Common Stock as reported by the Nasdaq National Market System on June 10, 2004, to be $42.01 and $40.67, respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents that we filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a)   Our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004;

        (b)   Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed on May 7, 2004;

        (c)   Our Current Reports on Form 8-K filed on February 27, 2004, April 8, 2004, May 28, 2004, and June 18, 2004; and

        (d)   The description of the Genzyme Common Stock contained in our registration statement on Form 8-A filed on December 19, 2000, as amended on June 6, 2001, July 1, 2003, and May 28, 2004, including any further amendment or report filed hereafter for the purpose of updating such description.

        All documents filed after the date of this registration statement by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all shares of Genzyme Common Stock offered hereunder have been sold or which deregisters all shares of Genzyme Common Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee, or agent to whatever extent permitted by Genzyme's Articles of Organization, By-Laws, or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

        Article VI of Genzyme's By-Laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties, and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative, or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation, or the proceeding seeks a declaratory judgment regarding his or her own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he or she shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Genzyme or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by Genzyme, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

        The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers, and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer, or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors, and administrators of such a person.

        Genzyme also has in place agreements with certain officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by Genzyme's By-Laws.

        Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5. of Genzyme's Articles of Organization provides that no director shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under Massachusetts corporation law, as in effect when such liability is determined.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        See Exhibit Index immediately following the signature page.

2

Item 9. Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27th day of May, 2004.

GENZYME CORPORATION
By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance; Chief Financial Officer; and Chief Accounting Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Evan M. Lebson, and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 27, 2004:

Signature	Title

/s/ HENRI A. TERMEER Henri A. Termeer	Principal Executive Officer and Director
/s/ MICHAEL S. WYZGA Michael S. Wyzga	Principal Financial and Accounting Officer
/s/ CONSTANTINE E. ANAGNOSTOPOULOS Constantine E. Anagnostopoulos	Director
/s/ DOUGLAS A. BERTHIAUME Douglas A. Berthiaume	Director
/s/ HENRY E. BLAIR Henry E. Blair	Director

4

/s/ GAIL K. BOUDREAUX Gail K. Boudreaux	Director
/s/ ROBERT J. CARPENTER Robert J. Carpenter	Director
/s/ CHARLES L. COONEY Charles L. Cooney	Director
/s/ VICTOR J. DZAU Victor J. Dzau	Director
/s/ CONNIE MACK III Connie Mack III	Director

5

EXHIBIT INDEX

Exhibit Number	Description
*4.1	Restated Articles of Organization of Genzyme, as filed with the Secretary of State of the Commonwealth of Massachusetts on May 28, 2004 (incorporated by reference to Exhibit 3.1 to Genzyme's Registration Statement on Form 8-A/A filed on May 28, 2004).
*4.2	By-laws of Genzyme, as amended. Filed as Exhibit 3.2 to Genzyme's Form 10-Q for the quarter ended September 30, 1999.
*4.3
Fourth Amended and Restated Renewed Rights Agreement dated May 28, 2004, between Genzyme and American Stock Transfer & Trust Company as Rights Agent (incorporated by reference to Exhibit 4.1 to Genzyme's Registration Statement on Form 8-A/A filed on May 28, 2004).
*4.4
Indenture relating to the 1.25% Convertible Notes, dated as of December 9, 2003, between Genzyme and U.S. Bank National Association, as Trustee, including the form of Note. Filed as Exhibit 4.1 to Genzyme's Form 8-K filed on December 10, 2003.
*4.5	First Supplemental Indenture, dated as of May 28, 2004, to Indenture. Filed as Exhibit 4.1 to Genzyme's Form 8-K filed on June 18, 2004 dated as of December 9, 2003.
*4.6
Registration Rights Agreement dated as of December 9, 2003, by and among Genzyme and UBS Securities LLC, Credit Swisse First Boston LLC, and Lehman Brothers Inc. Filed as Exhibit 10.1 to Genzyme's Form 8-K filed on December 10, 2003.
*4.7
Securities Purchase Agreement, dated as of April 17, 2001, and amended on September 26, 2001, by and among Novazyme Pharmaceuticals, Inc. and several purchasers. Filed as Exhibit 4.2 to Genzyme's Form 10-Q for the quarter ended September 30, 2001.
5	Opinion of Ropes & Gray LLP. Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.
23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5 hereto).
24	Power of Attorney (included on signature page to this registration statement).

*
Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-Q, 8-K, 8-A, or Schedule 14A of Genzyme Corporation were filed under Commission File No. 0-14680.

QuickLinks

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX